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BLACKROCK ASIAN DRAGON FUND, INC. (THE "FUND")
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77C
Shareholder Vote

At a meeting held on March 23, 2017, the Board of Directors (the "Board") of BlackRock Pacific Fund, Inc. approved certain changes to the Fund. In particular, the Board approved a change in the name of BlackRock Pacific Fund, Inc. to "BlackRock Asian Dragon Fund, Inc." (the "Fund") and certain changes to the Fund's investment objective and fundamental investment restrictions. In addition, Fund management determined to make certain changes to the Fund's investment strategy, portfolio management team and the benchmark index against which the Fund compares its performance.

Because the Fund's existing investment objective was a fundamental policy, the change to the investment objective approved by the Board was subject to shareholder approval. The changes to the Fund's fundamental investment restrictions approved by the Board also required shareholder approval. The Board also approved making certain changes to the Fund's non-fundamental investment restrictions, which did not require shareholder approval.

A special meeting of shareholders of the Fund ("Shareholders"), scheduled for June 23, 2017 and adjourned to August 23, 2017 (the "Special Meeting"), was held to seek Shareholder approval of the proposals approved by the Board that required shareholder approval, as described in the proxy statement distributed to Shareholders in advance of the Special Meeting (the "Proxy Statement"). The specific proposals are described below, along with the voting results.

PROPOSAL 1 - TO CHANGE THE INVESTMENT OBJECTIVE OF THE FUND AND TO MAKE THE INVESTMENT OBJECTIVE A NON-FUNDAMENTAL POLICY OF THE FUND THAT MAY BE CHANGED BY THE BOARD OF DIRECTORS OF THE FUND WITHOUT SHAREHOLDER APPROVAL

The existing prospectus of the Fund stated that the investment objective of the Fund was "to seek long-term capital appreciation primarily through investment in equity securities of corporations domiciled in Far Eastern or Western Pacific countries, including Japan, Australia, Hong Kong, Taiwan, Singapore, South Korea and India."

Proposal 1 proposed that the Fund would amend its investment objective from the objective stated above to "to seek to maximize total return" and would make the investment objective a non-fundamental policy of the Fund that may be changed by the Board without shareholder approval upon prior notice to shareholders.

Shareholders were informed in the Proxy Statement that if the change of investment objective were not approved by the Shareholders, (a) the Fund's investment objective would not change and the Fund would continue to be managed in accordance with its existing stated investment objective and (b) the changes noted above to the Fund's name, benchmark index, investment strategy and portfolio managers would not take effect.

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At the Special Meeting, Shareholders approved Proposal 1. The shares were voted as follows:

                                For:  5,497,100.549 (41.499%)
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                   Against/Withhold:    980,501.328  (7.402%)
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                            Abstain:    408,898.491  (3.087%)
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PROPOSAL 2 - TO AMEND, ADD OR ELIMINATE CERTAIN OF THE FUND'S FUNDAMENTAL
INVESTMENT RESTRICTIONS

PROPOSAL 2.A. - TO AMEND THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING CONCENTRATION

The Fund's EXISTING INVESTMENT RESTRICTION stated that the Fund may not "invest more than 25% of its total assets, taken at market value at the time of each investment, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities)."

The PROPOSED INVESTMENT RESTRICTION would state that the Fund may not "concentrate its investments in a particular industry, as that term is used in the Investment Company Act."

At the Special Meeting, Shareholders approved Proposal 2.A. The shares were voted as follows:

                                For:  5,582,948.725 (42.147%)
                                      -------------
                   Against/Withhold:    831,321.156  (6.276%)
                                      -------------
                            Abstain:    472,227.487  (3.565%)
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PROPOSAL 2.B. - TO AMEND THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING
BORROWING

The Fund's EXISTING INVESTMENT RESTRICTION stated that the Fund may not "borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Fund may, to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes,
(iii) the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund's investment policies as set forth in its Prospectus and SAI, as they may be amended from time to time, in connection with hedging transactions, short sales, when issued and forward commitment transactions and similar investment strategies."

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The PROPOSED INVESTMENT RESTRICTION would state that the Fund may not "borrow money, except as permitted under the Investment Company Act."

At the Special Meeting, Shareholders approved Proposal 2.B. The shares were voted as follows:

                                For:  5,522,840.458 (41.693%)
                                      -------------
                   Against/Withhold:    898,734.838  (6.785%)
                                      -------------
                            Abstain:    464,925.072  (3.510%)
                                      -------------

PROPOSAL 2.C. - TO AMEND THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING THE ISSUANCE OF SENIOR SECURITIES

The Fund's EXISTING INVESTMENT RESTRICTION stated that the Fund may not "issue senior securities to the extent such issuance would violate applicable law."

The PROPOSED INVESTMENT RESTRICTION would state that the Fund may not "issue senior securities to the extent such issuance would violate the Investment Company Act."

At the Special Meeting, Shareholders approved Proposal 2.C. The shares were voted as follows:

                                For:  5,512,023.376 (41.611%)
                                      -------------
                   Against/Withhold:    869,759.523  (6.566%)
                                      -------------
                            Abstain:    504,716.469  (3.810%)
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PROPOSAL 2.D. - TO AMEND THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING
INVESTING IN REAL ESTATE

The Fund's EXISTING INVESTMENT RESTRICTION stated that the Fund may not "purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies that invest in real estate or interests therein."

The PROPOSED INVESTMENT RESTRICTION would state that the Fund may not "purchase or hold real estate, except the Fund may purchase and hold securities or other instruments that are secured by, or linked to, real estate or interests therein, securities of real estate investment trusts, mortgage-related securities and securities of issuers engaged in the real estate business, and the Fund may purchase and hold real estate as a result of the ownership of securities or other instruments."

At the Special Meeting, Shareholders approved Proposal 2.D. The shares were voted as follows:

                                For:  5,615,610.748 (42.393%)
                                      -------------
                   Against/Withhold:    811,770.381  (6.128%)
                                      -------------
                            Abstain:    459,117.239  (3.466%)
                                      -------------

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PROPOSAL 2.E. - TO AMEND THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING
UNDERWRITING

The Fund's EXISTING INVESTMENT RESTRICTION stated that the Fund may not "underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act of 1933, as amended (the "Securities Act"), in selling portfolio securities."

The PROPOSED INVESTMENT RESTRICTION would state that the Fund may not "underwrite securities issued by others, except to the extent that the sale of portfolio securities by the Fund may be deemed to be an underwriting or as otherwise permitted by applicable law."

At the Special Meeting, Shareholders approved Proposal 2.E. The shares were voted as follows:

                                For:  5,531,949.846 (41.762%)
                                      -------------
                   Against/Withhold:    869,659.286  (6.565%)
                                      -------------
                            Abstain:    484,889.236  (3.661%)
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PROPOSAL 2.F. - TO AMEND THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING
INVESTING IN COMMODITIES

The Fund's EXISTING INVESTMENT RESTRICTION stated that the Fund may not "purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund's Prospectus and SAI, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act."

The PROPOSED INVESTMENT RESTRICTION would state that the Fund may not "purchase or sell commodities or commodity contracts, except as permitted by the Investment Company Act."

At the Special Meeting, Shareholders approved Proposal 2.F. The shares were voted as follows:

                                For:  5,579,383.954 (42.120%)
                                      -------------
                   Against/Withhold:    838,076.519  (6.327%)
                                      -------------
                            Abstain:    469,039.895  (3.541%)
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PROPOSAL 2.G. - TO AMEND THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING
LENDING

The Fund's EXISTING INVESTMENT RESTRICTION stated that the Fund may not "make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in its Prospectus and SAI, as they may be amended from time to time."

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The PROPOSED INVESTMENT RESTRICTION would state that the Fund may not "make loans to the extent prohibited by the Investment Company Act."

At the Special Meeting, Shareholders approved Proposal 2.G. The shares were voted as follows:

                                For:  5,509,181.814 (41.590%)
                                      -------------
                   Against/Withhold:    876,601.217  (6.618%)
                                      -------------
                            Abstain:    500,716.337  (3.780%)
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PROPOSAL 2.H. - TO ADD A FUNDAMENTAL INVESTMENT RESTRICTION REGARDING
DIVERSIFICATION

The PROPOSED INVESTMENT RESTRICTION would state that the Fund may not "make any investment inconsistent with the Fund's classification as a diversified company under the Investment Company Act."

At the Special Meeting, Shareholders approved Proposal 2.H. The shares were voted as follows:

                                For:  5,694,177.480 (42.986%)
                                      -------------
                   Against/Withhold:    708,901.421  (5.352%)
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                            Abstain:    483,424.467  (3.649%)
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PROPOSAL 2.I. - TO ELIMINATE THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING
INVESTING FOR THE PURPOSE OF EXERCISING CONTROL OR MANAGEMENT

The Fund's EXISTING INVESTMENT RESTRICTION stated that the Fund may not "make investments for the purpose of exercising control or management."

At the Special Meeting, Shareholders approved Proposal 2.I. The shares were voted as follows:

                                For:  5,516,191.080 (41.643%)
                                      -------------
                   Against/Withhold:    869,325.351  (6.563%)
                                      -------------
                            Abstain:    500,976.937  (3.782%)
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The changes to the Fund's name, investment objective, investment restrictions, investment strategies, portfolio management team and benchmark index became effective on October 31, 2017.

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